Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES CASH DIVIDEND INCREASE

SEATTLE, WASHINGTON – May 9, 2005, Expeditors International of Washington, Inc.  (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.15 per share, a 36% increase from the $.11 per share semi-annual dividend declared in 2004.  The dividend will be payable on June 15, 2005 to shareholders of record as of June 1, 2005.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 159 full-service offices, 53 satellite locations and 7 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.